ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of the 5th day of November, 2009 (the “Effective Date”) by and among KYTX Oil & Gas, LLC, (“KYTX”) a Kentucky limited liability company (the “Seller”) and Adventure Energy, Inc., (“Adventure”) a Florida for profit corporation (the “Buyer”).

RECITALS

A. KYTX, LLC, a Kentucky limited liability company (“KYTX”) is the owner of (i) certain leases located in the counties of Adair, Russell, and Green in Kentucky (ii) certain wells on said leases (iii) and certain fixtures on wells, field equipment, and field house supplies; and

B. Adventure Energy, Inc., a Florida corporation (“Adventure”) is in the business of exploration and production for oil and natural gas and has operations in the state of Kentucky.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

THE PURCHASE AND SALE

1.1 Agreement to Purchase and Sell. The Sellers agree to sell and transfer to the Buyer, and the Buyer agrees to purchase and accept from Sellers pursuant to the terms and conditions set forth in this Agreement the following assets (the “Purchased Assets”) of Sellers:

A. The Wells as further described in Exhibit A

B. The Leases as further described in Exhibit B;

C. All of the equipment and supplies owned by Sellers and located in or at the individual wells, on the leases, and at the Field House, as further described as Exhibit D
 (Collectively, the “Personal Property”);

   D. The mobile #25 pump jack and trailer; and

   E. the Buyers shall assume the Field House lease dated February 1, 2009 by and between KYTX and the Garrison representatives and located in Adair County, Kentucky;

The assets and property described in paragraphs A through E (the "Assets") shall be transferred by Sellers to the Buyer, and  Sellers have not knowingly allowed any liens, claims or encumbrances.

Notwithstanding the foregoing, the transfer of the Assets pursuant to this Agreement shall not include the assumption of any liability, outside of any liabilities defined in the leases, related to the Assets or any other liabilities of Sellers

1.2 Consideration. In exchange for the sale and transfer by the Sellers of the Purchased Assets to the Buyer, the Buyer agrees, subject to the terms of this Agreement, to pay to the Sellers One Hundred and Twenty Thousand Dollars ($120,000) (the “Purchase Price”). The Purchase Price shall be allocated as follows:

Leaseholds, Production, Well Assignments/Transfers, On Field Equipment	$50,000.00
Leaseholds, Production, Well Assignments/Transfers, On Field Equipment	50,000.00
Field Equipment and Field House Equipment	15,000.00
#25 Mobile Pump Jack	5,000.00

TOTAL	$120,000

A. Upon the execution of the Agreement and within 24 hours of closing, the sum of Seventy Thousand Dollars ($70,000.00) will be paid by Buyer to Sellers in cash or by wire transfer of funds immediately available to Seller. Said amount shall be credited towards all equipment purchases and the first of two (2) $50,000 payments to be credited towards the leaseholds, production, and well assignments/transfers.

B. On or before 90 days after the closing of this transaction, the Buyers shall pay to the Sellers the final $50,000 in cash or by wire transfer of funds immediately available to Seller.

1.3 Adjustments, Assumptions and Payments.

       A. Seller shall receive an overriding royalty interest of three percent (3%) of the gross proceeds from any currently producing wells or any successful rework wells, and any new wells drilled on the real property covered by the leases.

B. Sellers shall not be entitled to solicit future revenue generation from production of oil and gas on the real properties covered by the leases

C. Buyer shall be responsible for the payment and filing of all assignments, each form #ED-13 well transfer, any county, state, or federal registration, this agreement, and any other collateral documents with the appropriate governmental agencies.

1.4 Closing Deliveries. Closing shall be set for November 6, 2009. At the Closing:

(a) KYTX as applicable will deliver to Buyer:

(i) an  #ED-13 well transfer form for each well being transferred from KYTX to Adventure;

(ii) a bill of sale conveying to Buyer the Personal Property free and clear of all liens, claims and encumbrances;

(iii) an assignment of each lease noted in Exhibit B. Seller shall prepare all assignments utilizing Exhibit C;

(iv) such other assignments, certificates of title, registrations, transfer tax declarations or certificates and other instruments of transfer and conveyance as may reasonably be requested by Buyer, each in form and substance satisfactory to Buyer and its legal counsel and executed by KYTX, as the case may be;

(v) a copy of all division orders for any wells whereby KYTX has commercially sold oil;

(vi) any original maps of leases, e-logs, down-hole camera videos, or any additional documentation pertaining to the individual wells, leases, or operations in general; and

(vii) a list of all wells plugged prior to the closing

 (b) Buyer will deliver to Seller:

(i) the Purchase Price by wire transfer to an account specified by the Seller in a writing delivered to Buyer at least one business days before the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations by Buyer. The Buyer hereby represents and warrants unto the Sellers that the following statements are true, correct, and complete as of the date of this Agreement and will be true, correct, and complete as of the Closing Date:

(a) Organization and Power. The Buyer is duly organized, validly existing, and in good standing under the laws of the State of Florida and has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and, the execution and delivery of this Agreement and the performance by the Buyer of its obligations hereunder have been duly authorized by all requisite action of the Buyer and require no further action or approval of the Buyer’s members or of any other individuals or entities is necessary in order to constitute this Agreement as a binding and enforceable obligation of the Buyer. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against such entity in accordance with its terms. Buyer is qualified to do business in Kentucky at the time of this agreement.

(b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by the Buyer has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the Buyer’s organizational documents, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to the Buyer.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting the Buyer in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (i) in any manner raises any question affecting the validity or enforceability of this Agreement, or (ii) could materially and adversely affect the ability of the Buyer to perform its obligations hereunder, or under any document to be delivered pursuant hereto.

(d) Consents. Except as may otherwise be set forth in Schedule 2.1(d) hereof, each consent, approval, authorization, order, license, certificate, permit, registration, designation, or filing by or with any governmental agency or body necessary for the execution, delivery, and performance of this Agreement or the transactions contemplated hereby by the Buyer has been obtained or will be obtained on or before the Closing Date.

(e) Brokerage Commission. The Buyer has not engaged the services of any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Buyer.

2.2 Representations by Sellers. Each Seller, jointly and severally, hereby represents and warrants unto the Buyer that each and every one of the following statements is true, correct and complete as of the date of this Agreement and will be true, correct and complete as of the Closing Date:

(a) Organization and Power. KYTX is duly organized, validly existing, and in good standing under the laws of the state of its organization. Seller has full right, power, and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by the Seller of its obligations hereunder have been duly authorized by all requisite action of Seller and require no further action or approval of Seller’s members or managers or directors or shareholders, as the case may be, or of any other individuals or entities in order to constitute this Agreement as a binding and enforceable obligation of the Seller. This Agreement constitutes the legal, valid and binding obligation of each Seller, enforceable against such entity in accordance with its terms.

(b) Noncontravention. Neither the entry into nor the performance of, or compliance with, this Agreement by KYTX has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the their organizational documents, or any regulations, mortgage, indenture, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule, or regulation applicable to it.

(c) Litigation. There is no action, suit, or proceeding, pending or known to be threatened, against or affecting KYTX in any court or before any arbitrator or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality which (A) in any manner raises any question affecting the validity or enforceability of this Agreement, (B) could materially adversely affect the business, financial position, or results of operations (C) could affect the ability of the Seller to perform its obligations hereunder, or under any document to be delivered pursuant hereto, or (D) could create a lien on the Property..

(d) [Intentionally Omitted.]

(e) Operation. The personal property, wells, structures, and equipment of the Seller are sold in “as is” condition and after the Closing shall be in substantially the same manner as conducted prior to the Closing.

(f) [Intentionally Omitted.]

(g) [Intentionally Omitted.]

(h) [Intentionally Omitted.]

(i) Leases. Exhibit B attached hereto is a true, correct and complete schedule of all mineral rights leases.

(j) Personal Property. The Personal Property consists of all supplies, equipment, fixtures, and all personal property located in or at individual wells, on the leases, and at the field house, all of which is owned by KYTX.  Each item of personal property is sold "as is".

(k) Environmental Matters. To the best of Sellers’ knowledge: (A) KYTX is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any environmental law. There is no basis for and no pending or threatened order, notice, or communication from (i) any governmental body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities, of any actual or potential violation or failure to comply with any environmental law, or any actual or threatened obligation to undertake or bear the cost of any environmental, health, and safety liabilities with respect to any of the leases or any other properties or assets (whether real, personal, or mixed) in which KYTX has had an interest, or with respect to any property or facility at or to which hazardous materials were generated, manufactured, refined, transferred, imported, used, or processed by KYTX or any other person for whose conduct they are or may be held responsible, or from which hazardous materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

       (B) There are no pending or, to the knowledge of KYTX, threatened claims, encumbrances, or other restrictions of any nature, resulting from any environmental, health and safety liabilities or arising under or pursuant to any environment law, with respect to or affecting the leases or any other properties and assets (whether real, personal, or mixed) in which KYTX or the Sellers has or had an interest.

       (C) There is no basis for any other person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to hazardous activity, hazardous materials, or any alleged, actual, or potential violation or failure to comply with any environmental law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any environmental, health, or safety liability with respect to the leases or any other properties or assets (whether real, personal, or mixed) in which KYTX had an interest, or with respect to any property or facility to which hazardous materials generated, manufactured, refined, transferred, imported, used, or processed by KYTX, or any other person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(l) Assets. KYTX owns and has good marketable title to the Assets and Property, in each case free and clear and has not knowingly permitted any liens, claims and encumbrances

(m) Brokerage Commission. The Seller has not engaged the services of, any real estate agent, broker, finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to the transactions described herein on account of any action by the Seller. The Seller hereby agrees to indemnify and hold the Buyer and its employees, directors, members, partners, affiliates and agents harmless against any claims, liabilities, damages or expenses arising out of a breach of the foregoing paragraph. This indemnification shall survive Closing or any termination of this Agreement.

ARTICLE III

COVENANTS OF SELLERS
BEFORE CLOSING

3.1. Access and Investigation. Between the date of this Agreement and the Closing Date and upon reasonable advance notice from Buyer, KYTX will (a) afford Buyer and its representatives and prospective lenders and their representatives full and free access to the personnel, properties (including subsurface testing), contracts, books and records, and other documents and data of KYTX, (b) furnish such persons with copies of all such contracts, books and records, and other documents and data relating to the business as Buyer may reasonably request, and (c) furnish such persons with such additional financial, operating and other data and information relating to the business as Buyer may reasonably request.

3.2. Operation of the Business. Between the date of this Agreement and the Closing Date, KYTX will (a) conduct the business only in the ordinary course of business, (b) use its best efforts to preserve intact the current business organization, keep available the services of its current employees and agents, and maintain relations and goodwill with its suppliers, customers, landlords, lessors, employees, agents and others having business relationships with KYTX as relates to the pending agreement.,

3.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, KYTX will not (a) make any modifications to any material contract or any governmental authorization or (b) remove any Equipment, except for Equipment that becomes obsolete or unusable which may be disposed of or replaced in the ordinary course of business, (c) attempt to generate revenue from any production.

3.4 Required Approvals. As promptly as practicable after the date of this Agreement, Buyer will make all filings that are required by law to make to consummate the contemplated transactions. Between the date of this Agreement and the Closing Date, KYTX will (a) cooperate with Buyer with respect to all filings that Buyer elects to make or that Buyer is required by law to make in connection with the contemplated transactions.

3.5 Notification. Between the date of this Agreement and the Closing Date, the Sellers will promptly notify Buyer in writing if KYTX becomes aware of (a) any fact or condition that causes or constitutes a breach of any of Sellers’ representations and warranties as of the date of this Agreement, (b) the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a breach of any such representation or warranty had that representation or warranty been made as of the time of the occurrence or discovery of such fact or condition, (c) any material development affecting the leases or Property and the operations and results of operations related to the leases or Property; or (d) any material development affecting the ability of such party to consummate the transactions contemplated by this Agreement.

3.6 Covenant to Remedy Breaches. Without limiting the obligations of Seller set forth in this Agreement, Seller covenants to use all reasonable efforts within its control (i) to prevent the breach of any representation or warranty of such Seller hereunder and (ii) to satisfy all covenants of such Seller hereunder.

3.7 Damage or Destruction of Assets. In the event of destruction or material damage, at or before the moment of Closing, of any of the assets, then either Buyer of Seller shall have the right to terminate this Agreement.

ARTICLE IV

COVENANTS OF BUYER PRIOR TO CLOSING

4.1 Required Approvals. As promptly as practicable after the date of this Agreement, Buyer will make all filings that it is required by law to make to consummate the contemplated transactions. Between the date of this Agreement and the Closing Date, Buyer will (a) cooperate with KYTX with respect to all filings that KYTX elect to make or that it is required by law to make in connection with the contemplated transactions.

4.2 Best Efforts. Buyer will use its best efforts to cause the conditions in Article VI to be satisfied; provided, however, that Buyer will not be required to make any material change to its business, dispose of any material asset, expend material funds incur any material burden or take actions that would result in a material adverse change in the benefits to Buyer of this Agreement and the contemplated transactions.

ARTICLE V

INSPECTION PERIOD

5.1 Inspection Period. Buyer shall have a due diligence period (the “Inspection Period”) beginning on the date this Agreement is executed by all parties and expiring at closing.

5.2 Inspection. (a) At any reasonable time and from time to time during the Inspection Period, Buyer shall have the right to fully inspect the leases and Field House and to satisfy itself that the Properties, as of the date of such inspection, are in good operating condition and repair. Sellers shall use their best efforts to assure that Buyer has access to the Properties during normal business hours, and Sellers shall provide all available information concerning the Properties may reasonably request to assist Buyer in making such determinations.

ARTICLE VI

CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE

Buyer’s obligation to purchase the Purchased Assets and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

6.1 Accuracy of Representations. (a) All the Sellers’ representations and warranties in this Agreement (considered both collectively and individually) must have been accurate as of the date of this Agreement, and must be accurate as of the Closing Date as if then made.

(b) In addition, each of the Sellers’ covenants and each of the Seller’s representations and warranties in this Agreement that contain an express materiality qualification, must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if then made.

6.2 Performance. (a) All of the covenants and obligations that KYTX is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been duly performed and complied with in all material respects.

6.3 No Proceedings. Since the date of this Agreement, there must not have been commenced or threatened against Buyer, or against any related person of Buyer, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the contemplated transactions, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the contemplated transactions.

6.4 No Prohibition. Neither the consummation nor the performance of any of the contemplated transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or cause Buyer or any related person of Buyer to suffer any Adverse Consequence under (a) any applicable law, order or governmental authorization, or (b) any law or order that has been published, introduced or otherwise proposed by or before any governmental body.

6.5. Material Adverse Change. There shall have been no material adverse change (or changes which in the aggregate are materially adverse) since the date hereof in the leases or property taken as a whole, whether by reason of change in government regulation or action or otherwise.

6.6 Bankruptcy. KYTX shall not have been the subject of a petition for reorganization or liquidation under the Federal bankruptcy laws, or under state or foreign insolvency laws, nor shall an assignment for the benefit of KYTX’s, or any of the Seller’s creditors or any similar protective proceeding or act or event of bankruptcy have occurred.

ARTICLE VII

CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

The Seller’s obligation to sell the Purchased Assets and to take the other actions required to be taken by them at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by the Seller Agent, in whole or in part):

7.1 Accuracy of Representations. All of Buyer’s representations and warranties in this Agreement (considered both collectively and individually) must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if then made.

7.2. Buyer’s Performance. All of the covenants and obligations that Buyer is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been performed and complied with in all material respects.

7.3. No Prohibition. There must not be in effect any law or order that (a) prohibits the consummation of the contemplated transactions and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination Events. Subject to Section 8.2, this Agreement may, by notice given before or at the Closing, be terminated:

(a) by the Seller if Buyer has committed a material breach of any provision of this Agreement and Sellers have not waived such breach; including without limitation the failure to pay the second $50,000 installment or any portion thereof as required by section 1.2B;

(b) by the Buyer if Seller has committed a material breach of any provision of this Agreement and Buyers have not waived such breach

ARTICLE IX

[INTENTIONALLY OMITTED]

ARTICLE X

MISCELLANEOUS

10.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication required hereunder shall be in writing and either delivered in person (including by confirmed facsimile transmission) or sent by hand delivered against receipt or sent by recognized overnight delivery service or by certified or registered mail, postage prepaid, with return receipt requested. All notices shall be addressed as follows:

If to Buyer:	Mr. Wayne Anderson
Adventure Energy, Inc.
33 6th Street S., Suite 600
St. Petersburg, FL 33701
With a copy to:	Mr. Patrick O’Connor
O’Connor & Associates
1250 S Belcher
Largo, FL 33771

If to Seller	Mr. Richard Derr
KYTX, LLC
6423 KY 1232
P.O. Box 569
Gray, KY 40734

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.

10.2 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement supersedes any existing letter of intent between the parties hereto, constitutes the entire agreement among the parties hereto and may not be modified or amended except by instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to the Seller or the Buyer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by the Seller or the Buyer of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained.

10.3 Successors and Assigns. Except as set forth in this Article, this Agreement may not be assigned by the Buyer or the Sellers without the prior approval of the other party hereto.

10.4 Article Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.

10.5 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

10.6 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Kentucky, without regard to conflicts of laws principles.

10.7 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

10.8 Survival. All covenants and agreements contained in the Agreement which contemplate performance after the Closing Date (including, without limitation, those covenants and agreements contained in Section 1.2 hereof) shall survive the Closing.

10.9 Further Acts. In addition to the acts, instruments and agreements recited herein and contemplated to be performed, executed and delivered by the Buyer and the Sellers, each of the Buyer and each Seller shall perform, execute, and deliver or cause to be performed, executed, and delivered at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other party hereto may reasonably require to consummate the transaction contemplated hereunder.

10.10 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

10.11 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the contemplated transactions, including all fees and expenses of its representatives.

10.12 Confidentiality. The Seller acknowledges that the matters relating to this Agreement, and the other documents, terms, conditions and information related thereto (collectively, the “Information”) are confidential in nature. Therefore, the Seller covenants and agrees to keep the Information confidential and will not (except as required by applicable law, regulation or legal process, and only after compliance with the provisions of this Section 10.12), without the Buyer’s prior written consent, disclose any Information in any manner whatsoever; provided, however, that the Information may be revealed only to Sellers’ owners, Seller’s key employees, legal counsel and financial advisors, each of whom shall be informed of the confidential nature of the Information and shall agree to act in accordance with the terms of this Section 10.12. In the event that a Seller or its key employees, legal counsel or financial advisors (collectively, the “Information Group”) are requested pursuant to, or required by, applicable law, regulation or legal process to disclose any of the Information, the applicable member of the Information Group will notify the Buyer promptly so that it may seek a protective order or other appropriate remedy or, in its sole discretion, waive compliance with the terms of this Section 10.12. In the event that no such protective order or other remedy is obtained, or that the Buyer waives compliance with the terms of this Section 10.12, the applicable member of the Information Group may furnish only that portion of the Information which it is advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.

The parties hereto have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

SELLERS:

KYTX, LLC

November 6, 2009	By:	/s/ Richard Derr
	Name:	Richard Derr
	Its:	Treasurer

KYTX, LLC

November 6, 2009	By:	/s/ Leslie Derr
	Name:	Leslie Derr
	Its:	Secretary

Adventure Energy, Inc.

November 6, 2009	By:	/s/ Wayne Anderson
	Name:	Wayne Anderson
	Its:	President

EXHIBIT (A)

Wells To Be Transferred to Adventure Energy
From KYTX OIL and GAS, LLC.

WELL NAME	PERMIT NUMBER

J.C. LASLEY NO. 1	104515
J.C. LASLEY NO. 2	106128
J.C. LASLEY NO. 3	105262
J.C. LASLEY NO. 4	105219
J.C. LASLEY NO. 5	106097
RANDY HATCHER NO. 1	104634
JASON CAMFIELD NO. 1	98728
ERNEST HAMMOND ET.AL. NO. 1	105364
ROBERT CALDWELL NO. 1	105616
EUGENE ANTLE NO. 1	105787
EUGENE ANTLE NO. 3	106006
JAMES BRUMMETT NO. 1	105853
JAMES BRUMMETT NO. 2	105833
COLBY SMITH NO. 1	106098
AMOS DEVELOPMENT NO. 2	104233

EXHIBIT (B)

LEASE NAME	ACERAGE	RECORDING DATA	COUNTY	DATE

DAVID M. BOWLES	102 ACRES	OIL & GAS BK 84 PG 370	ADAIR	14-Nov-08
GREGORY A. NELSON	18.57 ACRES	OIL & GAS BK 84 PG 382	ADAIR	29-Nov-08
ZADA SNEED	152 ACRES	OIL & GAS BK 84 PG 358	ADAIR	8-Nov-08
C.K. WALKUP	31.47 ACRES	OIL & GAS BK 84 PG 384	ADAIR	29-Nov-08
ERNEST HAMMONDS	12 ACRES	LEASE BK 43 PG 762	RUSSELL	8-Dec-08
PORTER STOTTS JR.	71 ACRES	OIL & GAS BK 84 PG 428	ADAIR	27-Jan-09
JAMES BRUMMETT	19 ACRES	OIL & GAS BK 84 PG 636	ADAIR	9-Jun-09
J.C. & CRAIG LASLEY	40 ACRES	OIL & GAS BK 84 PG 372	ADAIR	12-Nov-08
EUGENE ANTLE	150 ACRES	LEASE BK 43 PG 758	RUSSELL	7-Apr-09
WILLIAM R. HILL	1.5 ACRES	LEASE BK 43 PG 765	RUSSELL	17-Feb-09
RANDY HATCHER	8.73 ACRES	OIL & GAS BK 84 PG 230	ADAIR	21-Aug-08
JASON CAMFIELD	63.27 ACRES	OIL & GAS BK 84 PG 389	ADAIR	10-Dec-08
ROBERT CALDWELL	51 ACRES	OIL & GAS BK 84 PG 354	ADAIR	6-Nov-08
J.C. & BONITA LASLEY	152 ACRES	OIL & GAS BK 84 PG 228	ADAIR	27-Aug-08
BONNIE D. LOY	75 ACRES	OIL & GAS BK 84 PG 755	ADAIR	17-Aug-09
STL ENERGY	780 ACRES	OIL & GAS BK 84 PG 757	ADAIR/GREEN	8-Jul-09

NOTE: THE STL ENERGY LEASE COVERS THE MELVIN BROWN, OLLEN JANES, AND COLBY SMITH LEASES

EXHIBIT (C)

THIS ASSIGNMENT, made and entered into this ___ day of October 2009 by and between KYTX Oil & Gas, LLC, 6423 KY 1232, P.O. Box 569, Gray, KY 40734 hereinafter referred to as Assignor, and ADVENTURE ENERGY, INC., 33 6th Street S., Suite 600, St. Petersburg, FL 33701, hereinafter referred to as Assignee.

WITNESSETH, that for an in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, all of which is hereby acknowledged, Assignor does by these presents assign, convey, transfer, and set over unto Assignee, with covenant of special warranty, all of its rights, title, and interest in the mineral rights lease designated as__________________,as set forth in lease dated _____________ and recorded in Oil & Gas Book ____ at page _____ in the office of the County Clerk of Adair County, Kentucky (the “Lease”).

Assignor hereby RESERVES and EXCEPTS, from this Assignment an overriding royalty interest of three percent (3%) of the gross proceeds from any currently producing wells or  any successful rework wells, and any new wells drilled on the real property covered by the Lease.

IN WITNESS WHEREOF, the Assignor has executed this assignment on the day and year first above written.

___________________________________

KYTX Oil & Gas, LLC

STATE OF KENTUCKY	)
	)	:SS
COUNTY OF __________________	)

On the _____ day of _________, 2009 before me personally appeared ________________, who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed for the purpose herein contained.

WITNESS my hand and seal this _____ day of _______, 2009.

NOTARY PUBLIC

My commission expires:  __________________________________

THIS INSTRUMENT PREPARED BY:

Adventure Energy, Inc.
33 6th Street, Suite 600
St. Petersburg, FL 33701

By: _________________________

EXHIBIT D

KYTX FIELD HOUSE INVENTORY

TOOLS	SIZE	QUANITY
CHAIN BINDER	N/A	1
WATER HOSE	100 FT.	1
GARDEN RAKE	N/A	1
FLOOR JACK	3 1/2 TON
PLASTIC GAS CAN	N/A	4
ELECTRIC PUMP	12 VOLT	1
STEEL FENCE POST DRIVER	N/A	1
POST HOLE DIGGER	N/A	1
SHOVEL	N/A	3
LADDER	17 FT.	2
PRESSURE WASHER	N/A	1
TOOL SET	N/A	1
A-FRAME HOIST	N/A	1
PIG MAT	N/A	100
OIL PAN	2 GAL.	1
SURVEYING YARD STICK	25 FT	1
FENCE POST INSULATORD	N/A	1 BAG
ELECTRIC FANS	N/A	2
AIR COMPRESSOR	N/A	1
HAND SAW	N/A	1
COPPER CUT	N/A	2 CANS
AIR HOSE	30 FT	1
STEEL LOG CHAIN	20 FT	1
LITHIUM GREASE		14 TUBES
SULFURIC ACID CLEANER		40 GALS
TREATMENT/ KNOCKOUT		3 GALS
ANTICEEZ		2 BKTS
INSULATION WRAP	2 1/2' x 20'
		1

KTYX FIELD HOUSE EQUIPMENT

WELL EQUIPMENT INVENTORY	SIZE	QUANITY

RODS
STEEL SUCKER RODS	25 FT	162
STEEL PONY ROD SUB	10 FT	5
STEEL PONY ROD SUB	5 FT	2
STEEL PONY ROD SUB	1 FT	1
STEEL PONY ROD SUB	4 FT	1
STEEL PONY ROD SUB	8 FT	6
ANCHOR RODS	N/A	5
STEEL POLISH ROD	8 FT	3

STEEL UPSET TUBING
STEEL TUBING	2 IN	179 JOINTS
TUBING SUB (2 INCH )	2 FT	3
TUBING SUB (2 INCH )	6 FT	2
TUBING SUB (2 INCH )	8 FT	1
TUBING SUB (2 INCH )	4 FT	2

NIPPLES
STEEL NIPPLE	2" x 10"	45
STEEL NIPPLE	1" x 10"	1
STEEL NIPPLE	1" x 1"	2
STEEL NIPPLE	2" x 4"	14
STEEL NIPPLE	1" x 4"	5
STEEL NIPPLE	2" x 1"	11
PLASTIC SHORT NIPPLE	2 IN	4
PLASTIC NIPPLE	2" x 6"	3

P.V.C
PIPE	2 IN	45 FT
PIPE FITTINGS	2 IN	12
ELBOWS	2 IN	10
COUPLERS	2 IN	6

TANK PARTS
PLASTIC LOAD OUT	2 IN	7
PLASTIC TEES	2 IN	3
UNION VALVES	2 IN	6
PLASTIC ELBOWS	2 IN	6
PLASTIC COUPLINGS	2IN	13
STEEL LOAD OUT	3 IN	3
STEEL LADDER	100 TANK	1
STEEL PLATFORM & RAIL	100 TANK	2
GAS LINE FITTINGS		5

PLUGS AND VALVES
STEEL PLUG	3 IN	1
STEEL PLUG	2 IN	3
SHUT OFF VALVE (BRASS)	3 IN	2
SHUT OFF VALVE (BRASS)	2 IN	1
SHUT OFF VALVE (BRASS)	1 1/2"	1

CHANGE OVERS
3/4" CHANGE OVER	2 IN	3
3/4" x 3/4" CHANGE OVER	3 IN	2
3/4" x 5/8" CHANGE OVER	3 IN	4
3/4" x 3/4" CHANGE OVER	N/A	10
3/4" x 3/4" CHANGE OVER	6 IN	5
1 1/2 x 1 1/2 CHANGE OVER	N/A	7

ELECTRICAL
DIRECT BURIAL WIRE	N/A	100 FT
ELECTRIC FENCE WIRE	N/A	200 FT
PVC CONDUIT	2 IN	8 FT
PVC CONDUIT	1 1/2 IN	10 FT
PVC CONDUIT	2 1/2 IN	6FT

STEEL CASING
CASING	7 IN	13 JOINTS
CASING	4 IN	1 30' JOINT

PUMPING TEES, WELL HEADS ANDUNIONS
WELL HEAD STEEL	7 IN	1
STEEL PUMPING TEE W/ CUPPS	N/A	3
HAMMER UNION	2 IN	17
HAMMER UNION	1 IN	12

MISL
CATTLE GATES	12 FT	17
STEEL FENCE POSTS	6 FT	6
FILE CABINETS	N/A	2
STRAW	N/A	1 BAIL
STEEL ELBOWS	2 IN	2
PRESURE GUAGE	600 PSI	2
PRESURE GUAGE	2000 PSI	2
STEEL ADAPTER	1 IN	7
GUTTER LINE	4 IN	100 FT
TARP	6' x 8'	1
U-BOLTS	N/A	2
RUBBER PULLY BELTS		3